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                                                                     EXHIBIT 3.1

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NORTH POINTE HOLDINGS CORPORATION

      Pursuant to the provisions of Act 284, Public Acts of 1972, commonly known as the Michigan Business Corporation Act ("Act"), the undersigned corporation executes the following Articles:

      1.    The present name of the corporation is NORTH POINTE HOLDINGS
            CORPORATION.

      2.    The identification number assigned by the Bureau is 04739C.

      3.    All former names of the corporation are: NONE.

      4. The date of filing the original Articles of Incorporation was JULY 26, 2001.

      The following Second Amended and Restated Articles of Incorporation supersede the Articles of Incorporation, as amended and/or restated, and shall be the Articles of Incorporation for the corporation.

                                    ARTICLE I
                               NAME OF CORPORATION

      The name of the corporation is North Pointe Holdings Corporation.

                                   ARTICLE II
                               PURPOSES AND POWERS

      The corporation is incorporated for any lawful purpose and may engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act with all the powers of such corporations.

                                   ARTICLE III
                               AUTHORIZED CAPITAL

      The corporation shall have authority to issue up to 51 million shares of capital stock, of which up to 50 million shares shall be Common Stock of no par value and up to 1 million shares shall be Preferred Stock. The Board of Directors from time to time may authorize the corporation to issue, in one or more series, shares of Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such par values, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as the Board shall fix.

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                                   ARTICLE IV
                                    DIRECTORS

      Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances (such directors being referred to as "Specified Directors"), the number of directors shall be fixed by or as provided in the corporation's Bylaws, as may be amended and/or restated. The directors, other than Specified Directors, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number of directors as practicable. The term of office of the first class shall expire at the 2005 annual meeting of shareholders, the term of office of the second class shall expire at the 2006 annual meeting of shareholders, and the term of office of the third class shall expire at the 2007 annual meeting of shareholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 2005 annual meeting, directors elected to succeed those directors whose terms are then expiring shall be elected for a three-year term of office that will expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office until his or her successor shall have been duly elected and qualified. The Board of Directors may fill vacancies at any time except as otherwise provided with respect to Specified Directors. Directors may be elected by the shareholders to fill a vacancy for an unexpired term on the Board of Directors, regardless of how such vacancy has been created, only if and when authorized by a resolution of the Board of Directors. Whenever the number of directors constituting the Board of Directors is increased or decreased, the Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate in order that the three classes shall be as nearly equal as possible in number of directors. A director may be removed from office only for cause.

                                    ARTICLE V
                LIMITED LIABILITY, INDEMNIFICATION AND INSURANCE

Section 1. Limited Liability.

      No director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for:

      (i) the amount of a financial benefit received by a director to which he or she is not entitled;

      (ii) intentional infliction of harm on the corporation or the shareholders;

      (iii) a violation of section 551 of the Act; or

      (iv) an intentional criminal act.

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      If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Act as amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

Section 2. Indemnification and Insurance.

            (a)   Indemnification of Directors and Officers.

                  (i) The corporation will indemnify each Indemnitee (as defined below) for all actions taken by him or her and for all failures to take action (regardless of the date of the action or failure to take action) to the fullest extent permitted by Michigan law against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Article shall be made, however, in any case where a court determines that the act or failure to act giving rise to the claim for indemnification constituted self-dealing, willful misconduct or recklessness.

                  (ii) The right to indemnification provided in this Article shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Michigan law; provided that, if Michigan law continues to so require, the corporation will pay these expenses in advance of the final disposition of a Proceeding only after the Indemnitee delivers to the corporation a signed agreement to repay all amounts advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

                  (iii) Indemnification pursuant to this Article shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                  (iv) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request or for the benefit of the corporation as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, investigative or arbitral.

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      (b) Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in that action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter in a Proceeding, the corporation shall indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the Proceeding.

      (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or acquire under any statute, provision of these Articles of Incorporation or the Bylaws, as may be amended and/or restated, of the corporation, agreement, vote of shareholders or directors of the corporation or otherwise.

      (d) Insurance. The corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Michigan law against any expense, liability or loss, whether or not the corporation would have the power to indemnify that person under Michigan or other law. The corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising under these Articles of Incorporation or otherwise.

      (e) Fund for Payment of Expenses. The corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising under these Articles of Incorporation or otherwise.

      (f) Procedures. The Act shall control the procedures for seeking and authorizing indemnification under this Article.

Section 3. Amendment.

      The provisions of this Article relating to the limitation of the liability of directors, indemnification and the advancement of expenses shall constitute a contract between the corporation and each of its directors and officers. This contract may be modified as to any director or officer only with that person's consent or as specifically provided in this Article. Notwithstanding any other provision of these Articles of Incorporation relating to their amendment generally, any repeal or amendment of this Article that is adverse to any director or officer shall apply to him or her only prospectively and shall not reduce any limitation on his or her personal liability or limit the rights of an Indemnitiee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of the repeal or amendment. Notwithstanding any other provision of these Articles of Incorporation,

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no repeal or amendment of these Articles of Incorporation shall affect this
Article so as either to reduce the limitation of the liability of directors or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; and no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 4. Changes in Law.

      References in this Article to the Act or to other law shall be construed as references to the law as in effect on the date when it is so construed. If a change in law expands the liability of directors or limits the rights to indemnification or advancement of expenses that the corporation may provide, then the rights to limited liability, indemnification and advancement of expenses provided in this Article shall continue as previously in effect, to the extent permitted by law. If a change in law permits the corporation to further limit the liability of directors or provide broader indemnification or advancement of expenses rights than the corporation was permitted to provide prior to the change, then, without the requirement of any further action by shareholders or directors, the director's liability shall be so limited, or the rights to indemnification and advancement of expenses shall be so broadened, to the extent permitted by law.

                                   ARTICLE VI
                        SPECIAL MEETINGS OF SHAREHOLDERS

      Except as otherwise required by the Act, shareholders of the corporation shall not be entitled to call special meetings of shareholders.

                                   ARTICLE VII
                      REGISTERED OFFICE AND RESIDENT AGENT

      The street and mailing address of the registered office of the corporation is 28819 Franklin Road, Southfield, Michigan 48034. The name of the resident agent of the corporation is B. Matthew Petcoff.

                                  ARTICLE VIII
               COMPROMISE, ARRANGEMENT, OR PLAN OF REORGANIZATION

      When a compromise or arrangement or a plan of reorganization of the corporation is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed

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compromise, arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 75% in value of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise, arrangement or reorganization, agree to a compromise or arrangement or to a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the corporation.

                                   ARTICLE IX
                              BUSINESS COMBINATIONS

      The corporation elects to be governed by Chapter 7A of the Act, as may be amended from time to time, which provides for certain protections against hostile corporate takeover attempts.

                                    ARTICLE X
                           CONTROL SHARE ACQUISITIONS

      Chapter 7B of the Act, as may be amended from time to time, which governs control share acquisitions, shall apply to control share acquisitions of shares of this corporation.

                                   ARTICLE XI
                               CERTAIN AMENDMENTS

      No provision of the corporation's Bylaws, as may be amended and/or restated, shall be adopted, amended or repealed by the corporation's shareholders except by the favorable vote, at a meeting of shareholders, of not less than 2/3 of the outstanding shares of the corporation entitled to vote on the matter. Any amendment to these Articles of Incorporation that conflicts with a Bylaw provision in effect when the shareholders vote upon such an amendment, and any amendment to this Article, shall require the favorable vote, at a meeting of shareholders, of not less than 2/3 of the outstanding shares entitled to vote on the matter.

                                   ARTICLE XII
                                 INTERPRETATIONS

      All references to the Act or any other statute in these Articles of Incorporation shall include any then-current amendments of the statute, any successor statutes and any rules and regulations promulgated in connection with that statute.

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      The corporation's shareholders adopted these Second Amended and Restated
Articles of Incorporation on July __, 2004 in accordance with the provisions of
Section 642 of the Act. The necessary number of shares as required by statute were voted in favor of these Second Amended and Restated Articles of Incorporation.

                                          Signed this _____ day of ______, 2004

                                          By
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                                             Francis C. Flood
                                             Secretary

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